UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2010

RENHUANG PHARMACEUTICALS, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	0-24512	88-1273503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 281, Taiping Road, Taiping District
Harbin, Heilongjiang Province, 150050
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  86-451-5762-0378

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Statement:

This Form 8-K has been amended only to correct the salary of Ms. Xiaoying Lu to be ￥60,000.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

(c)  On August 20, 2010, Renhuang Pharmaceuticals, Inc. (the “Company”) announced that Ms. Xiaoying Lu, age 35, was appointed to the position of interim Chief Financial Officer effective August 20, 2010. Prior to joining the Company on August 13, 2010, Ms. Lu had been the Director of Accounting at Harbin Santong Energy Limited Company for more than six years.  Ms. Lu graduated from Harbin Institute of Economic Management with a Bachelor’s Degree in Accounting, and is a certified Senior Accountant, which requires passing the national senior accountant exam and meeting rigorous standards for work experience and foreign language skills.  Ms. Lu is also in process of completing the requisites to earn her China CPA (Certified Public Accountant).  Ms. Lu was not selected pursuant to any arrangement or understanding between she and any other person. There are no family relationships between Ms. Lu and the directors and executive officers of the Company.  Other than her salary, Ms. Lu will be an at-will employee of the Company with no written employment agreement. Her annual salary was set at ￥60,000.

Additional information regarding the foregoing is contained in the press release attached hereto as Exhibit 991.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

99.1	Press Release dated August 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RENHUANG PHARMACEUTICALS, INC.

Date: August 30, 2010	By:	/s/ Shaoming Li
Shaoming Li
Chief Executive Officer